EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements have been prepared by Infor, Inc. (“Infor”, “we”, “our”, “us” or “the Company”) to reflect our acquisition of GT Nexus, Inc. (“GT Nexus”), which was completed on September 18, 2015 (the “Acquisition”) and the related financing. The Acquisition is more fully described in Item 2.01 of the Current Report on Form 8-K that we filed with the Securities and Exchange Commission (the “SEC”) on September 21, 2015. In conjunction with the Acquisition, we issued $500.0 million aggregate principal amount of our 5.750% First Lien Senior Secured Notes due 2020 (the “Senior Secured Notes” and together with the Acquisition and the other related transactions, the “Transactions”) to fund a portion of the Acquisition purchase price. The issuance of the Senior Secured Notes is more fully described in Item 1.01 of the Current Report on Form 8-K that we filed with the SEC on August 27, 2015.

The accompanying pro forma condensed combined financial information has been prepared by applying pro forma adjustments to the individual historical audited and unaudited financial statements of Infor and GT Nexus. The unaudited condensed combined balance sheet as of July 31, 2015, has been prepared giving effect to the Transactions as if they had been completed on July 31, 2015. The unaudited pro forma condensed combined statements of operations of Infor for the 11 month period ended April 30, 2015 and the three-month period ended July 31, 2015, are presented to show how Infor might have looked if the Transactions had occurred on June 1, 2014, the first day of our fiscal 2015.

The unaudited pro forma condensed combined financial information includes unaudited pro forma adjustments that we believe are factually supportable and directly attributable to the Acquisition and the issuance of the Senior Secured Notes’ The unaudited pro forma condensed combined financial information was prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805 – Business Combinations and are based on Infor’s historical audited financial statements for the 11 month period ended April 30, 2015 and Infor’s historical unaudited financial statements for the three-month period ended July 31, 2015, and GT Nexus’ historical audited financial statements for the year ended December 31, 2014 and GT Nexus’ historical unaudited financial statements for the six-month periods ended June 30, 2015 and 2014.

The unaudited pro forma condensed combined statements of operations do not include the following non-recurring items: (i) costs associated with the Transactions that are not capitalized as part of the Transactions and other costs associated with the issuance of the Senior Secured Notes; and (ii) adjustments related to deferred revenues that are not expected to have a recurring impact on earnings.

The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma condensed combined financial information is presented for informational purposes only. The unaudited pro forma condensed combined financial information does not purport to represent what our results of operations or financial condition would have been had the Transactions actually occurred on the dates indicated, nor do they purport to project our results of operations or financial condition for any future period or as of any future date. All pro forma adjustments and their underlying assumptions are described more fully in the notes to our unaudited pro forma condensed combined financial information. In addition, these pro forma financial statements do not reflect the realization of any cost savings that we may achieve from operating efficiencies, synergies or other restructuring activities that may result from the Acquisition. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements used in preparation of these pro forma statements including Infor’s consolidated financial statements included in our Annual Report on Form 10-K/T for our fiscal year ended April 30, 2015, filed with the SEC on June 26, 2015 (our “Form 10-K/T”), and our Quarterly Report on Form 10-Q for the period ended July 31, 2015, filed with the SEC on September 3, 2015 (our “Form 10-Q”), and GT Nexus’ consolidated financial statements contained in Exhibits 99.1 and 99.2 of this Current Report on Form 8-K/A.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of July 31, 2015

(in millions)	Infor (a)	GT Nexus (b)	Reclassification Adjustments (c)	Pro Forma Adjustments			Pro Forma
Assets
Current assets:
Cash and cash equivalents	$613.2	$15.3	$(0.8)	$(107.9)	(d	)	$519.8
Accounts receivable, net	275.4	27.6	(0.1)	—			302.9
Prepaid expenses	125.8	6.6	(1.0)	—			131.4
Income tax receivable	61.9	—	0.9	—			62.8
Other current assets	19.9	—	0.2	—			20.1
Deferred tax assets	30.5	—	—	—			30.5

Total current assets	1,126.7	49.5	(0.8)	(107.9)			1,067.5
Property and equipment, net	82.0	10.2	—	—			92.2
Intangible assets, net	678.0	53.6	—	319.1	(e	)	1,050.7
Goodwill	4,003.2	108.7	—	268.2	(e	)	4,380.1
Deferred tax assets	68.4	0.4	—	—			68.8
Other assets	52.7	1.2	0.8	—			54.7

Total assets	$6,011.0	$223.6	$—	$479.4			$6,714.0

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$62.4	$0.5	$—	$—			$62.9
Income taxes payable	37.1	—	—	—			37.1
Accrued expenses	306.0	18.7	1.1	—			325.8
Deferred tax liabilities	0.6	—	—	—			0.6
Deferred revenue	895.3	21.6	—	—			916.9
Capital lease obligations, current portion	—	1.3	(1.3)	—			—
Current portion of long-term debt	0.1	0.9	—	(0.9)	(f	)	0.1

Total current liabilities	1,301.5	43.0	(0.2)	(0.9)			1,343.4
Long-term debt, net	5,206.2	4.1	—	474.4	(f	)	5,684.7
Capital lease obligations, net of current portion	—	1.0	(1.0)	—			—
Deferred tax liabilities	109.9	—	—	80.6	(g	)	190.5
Other long-term liabilities	197.0	—	3.2	—			200.2
Deferred rent	—	0.9	(0.9)	—			—
Deferred revenue, net of current portion	—	1.1	(1.1)	—			—

Total liabilities	6,814.6	50.1	—	554.1			7,418.8
Redeemable noncontrolling interests	—	—	—	125.0	(h	)	125.0
Stockholders' deficit:
Total Infor, Inc. stockholders' deficit	(803.6)	171.7	—	(208.1)	(i	)	(840.0)
Noncontrolling interests	—	1.8	—	8.4	(j	)	10.2

Total stockholders' deficit	(803.6)	173.5	—	(199.7)			(829.8)

Total liabilities and stockholders' deficit	$6,011.0	$223.6	$—	$479.4			$6,714.0

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Unaudited Pro Forma Condensed Combined Statement of Operations

Fiscal Year ended April 30, 2015

(11-Month Transition Period from June 1, 2014 through April 30, 2015)

(in millions)	Infor (k)	GT Nexus (l)	Reclassification Adjustments (m)	Pro Forma Adjustments			Pro Forma
Revenues
Software license fees and subscriptions	$479.2	$—	$104.3	$—			$583.5
Product updates and support	1,330.3	—	—	—			1,330.3

Software revenues	1,809.5	—	104.3	—			1,913.8
Consulting services and other fees	629.4	—	23.8	—			653.2
Revenues	—	128.1	(128.1)	—			—

Total revenues	2,438.9	128.1	—	—			2,567.0

Expenses
Cost of software license fees and subscriptions (1)	109.7	—	26.1	—			135.8
Cost of product updates and support fees (1)	238.2	—	—	—			238.2
Cost of consulting services and other fees (1)	507.2	—	19.0	—			526.2
Cost of revenues	—	47.6	(47.6)	—			—
Sales and marketing	412.9	34.6	(0.6)	—			446.9
Research and development	369.8	28.8	(0.4)	—			398.2
General and administrative	177.9	21.9	(10.6)	—			189.2
Amortization of intangible assets and depreciation	222.9	—	11.9	28.8	(n	)	263.6
Restructuring costs	5.7	—	2.1	—			7.8
Acquisition-related and other costs	1.4	—	0.1	—			1.5

Total operating expenses	2,045.7	132.9	—	28.8			2,207.4

Income from operations	393.2	(4.8)	—	(28.8)			359.6
Interest expense, net	320.1	0.4	—	28.6	(o	)	349.1
Loss on extinguishment of debt	172.4	—	—	—			172.4
Other expense (income), net	(66.8)	0.1	—	—			(66.7)

Income (loss) before income tax	(32.5)	(5.3)	—	(57.4)			(95.2)
Income tax provision (benefit)	(52.2)	0.6	—	(22.4)	(p	)	(74.0)

Net income (loss)	19.7	(5.9)	—	(35.0)			(21.2)
Net income attributable to noncontrolling interests	—	0.6	—	(7.6)	(q	)	(7.0)

Net income (loss) attributable to Infor	$19.7	$(6.5)	—	$(27.4)			$(14.2)

(1)	Excludes amortization of intangible assets and depreciation which are separately stated below.

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Unaudited Pro Forma Condensed Combined Statement of Operations

Three Months Ended July 31, 2015

(in millions)	Infor (k)	GT Nexus (l)	Reclassification Adjustments (m)	Pro Forma Adjustments			Pro Forma
Revenues
Software license fees and subscriptions	$121.0	—	29.3	—			150.3
Product updates and support	356.6	—	—	—			356.6

Software revenues	477.6	—	29.3	—			506.9
Consulting services and other fees	162.7	—	6.2	—			168.9
Revenues	—	35.5	(35.5)	—			—

Total revenues	640.3	35.5	—	—			675.8

Expenses
Cost of software license fees and subscriptions (1)	31.2	—	7.3	—			38.5
Cost of product updates and support fees (1)	61.7	—	—	—			61.7
Cost of consulting services and other fees (1)	138.8	—	5.5	—			144.3
Cost of revenues	—	13.6	(13.6)	—			—
Sales and marketing	101.4	10.7	(0.1)	—			112.0
Research and development	99.2	8.0	(0.1)	—			107.1
General and administrative	44.2	5.9	(2.4)	—			47.7
Amortization of intangible assets and depreciation	56.7	—	3.4	7.9	(n	)	68.0
Restructuring costs	1.8	—	—	—			1.8
Acquisition-related and other costs	2.0	—	—	(1.1)	(r	)	0.9

Total operating expenses	537.0	38.2	—	6.8			582.0

Income from operations	103.3	(2.7)	—	(6.8)			93.8
Interest expense, net	72.6	0.1	—	7.8	(o	)	80.5
Other expense (income), net	(37.2)	0.1	—	—			(37.1)

Income (loss) before income tax	67.9	(2.9)	—	(14.6)			50.4
Income tax provision (benefit)	10.4	0.8	—	(5.7)	(p	)	5.5

Net income (loss)	57.5	(3.7)	—	(8.9)			44.9
Net income attributable to noncontrolling interests	—	0.1	—	(2.3)	(q	)	(2.2)

Net income (loss) attributable to Infor	$57.5	$(3.8)	$—	$(6.6)			$47.1

(1)	Excludes amortization of intangible assets and depreciation which are separately stated below.

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Description of Transactions

On September 18, 2015, we completed our acquisition of GT Nexus, a cloud-based supply chain management firm based in Oakland, California, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated August 10, 2015. Under the Merger Agreement, Infor (US), Inc., a wholly owned subsidiary of Infor, acquired GT Nexus for approximately $675.0 million in total consideration. We funded the total consideration related to the Acquisition through the proceeds of the issuance of the Senior Secured Notes discussed below, together with cash on hand and equity issued to certain shareholders and management of GT Nexus under the Stock Rollover and Equity Purchase Agreement discussed below.

Concurrent with the execution of the Merger Agreement, certain holders of GT Nexus capital stock entered into the Stock Rollover and Equity Purchase Agreement (the “Rollover Agreement”) pursuant to which such holders contributed shares of GT Nexus capital stock and other cash consideration equaling $125.0 million that otherwise would represent, if the Rollover Agreement were not in place, the right to receive $125.0 million of the merger consideration, in exchange for equity interests in GT Topco, LLC (“GT Topco”) a subsidiary of Infor and the parent company of GT Nexus. The equity interest in GT Topco represents an 18.52% redeemable noncontrolling interest in GT Nexus.

The Merger Agreement and Rollover Agreement have been filed as Exhibit 10.1 and 10.2 to our Form 10-Q for the period ended July 31, 2015.

On August 25, 2015, in connection with the Acquisition, we issued $500.0 million in aggregate principal amount of our 5.750% first lien senior secured notes at an issue price of 99.000%. The Senior Secured Notes mature on August 15, 2020, and bear interest at the applicable rate per annum that is payable semi-annually in cash in arrears, on February 15 and August 15 each year, beginning on February 15, 2016. The Senior Secured Notes and the related guarantees are secured by a first-priority lien, subject to certain exceptions and permitted liens, on all of the existing and future assets that secure our credit facilities. Net proceeds from the issuance of our Senior Secured Notes, after expenses and discount, of approximately $478.5 million were used to fund the Acquisition.

Note 2. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements have been prepared based on the historical financial information of Infor and GT Nexus giving effect to the Transactions and applying the assumptions and pro forma adjustments described in these footnotes. We believe that the assumptions used and the adjustments made are reasonable given the information available as of the date of this Form 8-K/A. Certain footnote disclosures normally included in the financial statements prepared in accordance with U.S. GAAP have been condensed or omitted as permitted by SEC rules and regulations.

The financial periods required to be presented in this Form 8-K/A are based on Infor’s fiscal periods. Our fiscal year ends on April 30 while GT Nexus’ ended December 31. As such, for the purpose of presenting these pro forma financial statements, we used the financial statements for our fiscal year ended April 30, 2015, and the three-month period ended July 31, 2015, as filed with the SEC in our Form 10-K/T and our Form 10-Q, respectively.

We have changed our fiscal year end to April 30 effective beginning with our fiscal year 2015. In transitioning to our new fiscal year end, we reported fiscal 2015 as the 11-month transition period of June 1, 2014 through April 30, 2015. The unaudited pro forma condensed combined statements of operations for fiscal 2015 presented herein includes our 11-month transition period and, in order to meet the SEC’s pro forma requirements of combining operating results for GT Nexus for an annual period that ends within 93 days of the end of Infor’s latest fiscal period, GT Nexus’ 11 months ended June 30, 2015, which is calculated as follows: (i) GT Nexus’ audited consolidated statement of operations for the year ended December 31, 2014; plus (ii) the unaudited condensed consolidated statement of operations for the six months ended June 30, 2015; less (iii) the unaudited condensed consolidated statement of operations for the six months ended June 30, 2014; less (iv) the unaudited results of GT Nexus for the month of July 2014.

The unaudited pro forma condensed combined balance sheet as of July 31, 2015 is based on our historical balance sheet as of that date and includes GT Nexus’ balance sheet as of June 30, 2015, and gives effect to the Transactions as if they occurred on July 31, 2015. The pro forma adjustments give effect to events that are directly attributable to the Transactions and are factually supportable.

The unaudited pro forma condensed combined statements of operations for the fiscal year ended April 30, 2015 and the three-month period ended July 31, 2015 are based on the historical financial results of Infor and GT Nexus after giving effect to the Transactions as if they had occurred on June 1, 2014, the first day of our prior fiscal year. These pro forma statements of operations are based on the assumptions and adjustments which give effect to events that are: directly attributable to the Transactions; expected to have a continuing impact; and factually supportable, as described in the accompanying notes.

The Acquisition has been accounted for using the acquisition method of accounting based on ASC 805 which requires recognition and measurement of all identifiable assets acquired and liabilities assumed at their full fair value as of the date control is obtained. The preliminary valuation of the tangible and identifiable intangible assets acquired and liabilities assumed was used by management to prepare the unaudited condensed combined financial information. The pro forma purchase price allocation below has been developed based on these preliminary estimates of fair value using the historical financial statements of GT Nexus as of June 30, 2015. Final valuation of the tangible and identifiable intangible assets acquired and liabilities assumed are subject to revision based upon management’s completed analysis and calculations. Such final adjustments, including changes to amortizable tangible and intangible assets, may be material.

The preliminary purchase price and purchase price allocation are presented as follows:

Preliminary purchase price

(in millions)
GT Nexus	$675.0

Total purchase price	$675.0

Preliminary purchase price allocation

(in millions)
Fair value of assets acquired and liabilities assumed:
Current assets	$48.7
Other non-current assets	12.6
Identified intangible assets acquired	372.7
Current liabilities assumed	(41.9)
Long-term liabilities assumed	(83.8)

Total fair value of net assets acquired	308.3
Goodwill	376.9
Noncontrolling interest	(10.2)

Total purchase price	675.0
Less fair value of redeemable noncontrolling interests	(125.0)

Total purchase consideration	$550.0

We have determined that goodwill arising from the Acquisition will not be deductible for tax purposes.

Note 3 — Pro Forma Adjustments and Assumptions

Unaudited pro forma condensed combined balance sheet

(a)	Represents the unaudited historical consolidated balance sheet of Infor as of July 31, 2015.

(b)	Represents the unaudited historical consolidated balance sheet of GT Nexus as of June 30, 2015.

(c)	Represents the reclassification of certain of GT Nexus’ accounts in order to conform to similar account classifications in Infor’s financial statement presentation including reclassification of the following:

(1)	Represents the reclassification of GT Nexus’ restricted cash to other assets;

(2)	Represents the reclassification of GT Nexus’ accounts receivable, net to other current assets;

(3)	Represents the reclassification of GT Nexus prepaid expenses and other current assets to income tax receivable, other current assets, and accrued expenses;

(4)	Represents the reclassification of a portion GT Nexus’ accrued expenses and other liabilities to income tax receivable and other liabilities;

(5)	Represents the reclassification of GT Nexus’ capital lease obligations, current portion to accrued expenses;

(6)	Represents the reclassification of GT Nexus’ capital lease obligations, net of current portion to other liabilities;

(7)	Represents the reclassification of GT Nexus’ deferred rent to other liabilities;

(8)	Represents the reclassification of GT Nexus’ deferred revenue, net of current portion to other liabilities.

(d)	Represents the net change in cash and cash equivalents, calculated as follows:

(in millions)
Purchase of GT Nexus (1)	$(550.0)
Payment of transaction fees and expenses (2)	(36.4)
Proceeds from the Notes offered in connection with the Acquisition (3)	495.0
Payment of debt issuance costs, fees and expenses (4)	(16.5)

Net adjustment to cash and cash equivalents (5)	$(107.9)

(1)	Represents cash purchase consideration to consummate the Acquisition.

(2)	Represents the payment of costs and expenses associated with the Acquisition.

(3)	Represents the aggregate principal amount of the Senior Secured Notes offered in conjunction with the Acquisition with a five year maturity, net of discount.

(4)	Represents the payment of debt issuance costs related to the Senior Secured Notes offered in conjunction with the Acquisition.

(5)	Pro forma cash and cash equivalents as of July 31, 2015 do not reflect any changes in such amounts at either GT Nexus or Infor since that date.

(e)	Represents the net pro forma adjustments for the fair value of the identifiable intangible assets that were acquired along with the goodwill as determined above. The Acquisition has been accounted for as a purchase in accordance with ASC 805. The estimated fair values of the identifiable intangible assets are based on management’s best estimate of the fair value for the preparation of the pro forma financial information and are subject to revision based on management’s completed analyses and final accounting for the acquisition. We have allocated the excess of the purchase price over the fair values of the assets acquired and liabilities assumed to goodwill, which represents operating efficiencies expected to be realized. The respective net adjustments to intangible assets and goodwill have been calculated as follows:

Intangible Assets
(in millions)
Fair value of acquired intangible assets	$372.7
Elimination of GT Nexus' pre-acquisition intangible assets	(53.6)

Net adjustment to intangible assets	$319.1

Goodwill
(in millions)
Goodwill (as determined above)	$376.9
Elimination of GT Nexus' pre-acquisition goodwill	(108.7)

Net adjustment to goodwill	$268.2

(f)	Represents the net adjustment to total debt associated with the issuance of the Senior Secured Notes offered in conjunction with the Acquisition and the repayment of GT Nexus’ existing debt, calculated as follows:

(in millions)
Notes offered in conjunction with the Acquisition	$500.0
Less: Original issue discount on the Notes (1)	(5.0)
Less: Deferred financing fees related to the Notes (2)	(16.5)
Repayment of GT Nexus' existing long-term debt	(4.1)

Net adjustment to long term debt, net	$474.4

Repayment of GT Nexus' current portion of existing long-term debt	$(0.9)

Net adjustment to current portion of long-term debt	$(0.9)

(1)	Represents the original issue discount related to the Senior Secured Notes offered in conjunction with the Acquisition which were issued at 99.0% of par.

(2)	Represents the debt issuance costs related to the Senior Secured Notes offered in conjunction with the Acquisition which will be amortized using the effective interest method for over a period of five years.

(g)	Represents the change in long-term deferred tax liabilities associated with the fair value adjustments to definite-lived intangible assets, calculated at a blended statutory tax rate of 39.0%. Correspondingly, the establishment of these additional deferred tax liabilities allowed the Company to release a previously held valuation allowance of approximately $43.8 million on the acquired deferred tax assets of GT Nexus.

(h)	Represents the 18.52% redeemable noncontrolling interest related to the GT Nexus’ stockholders’ Rollover Agreement.

(i)	Represents the net adjustment to stockholders’ deficit in conjunction with the Acquisition, calculated as follows:

(in millions)
Historical GT Nexus' stockholders' deficit	$(171.7)
Non-capitalizable transaction costs charged to equity (1)	(36.4)

Net adjustment to stockholders' deficit	$(208.1)

(1)	Represents the transaction costs associated with the Acquisition that were not capitalized.

(j)	Represents the net adjustment to noncontrolling interests in conjunction with the Acquisition, calculated as follows:

(in millions)
Fair value of GT Nexus noncontrolling interests	$10.2
Historical GT Nexus noncontrolling interests	(1.8)

Net adjustment to noncontrolling interests	$8.4

Unaudited pro forma condensed combined statements of operations

(k)	Represents the historical consolidated results of operations of Infor for the 11-month period ended April 30, 2015, as reported for fiscal 2015, and the three-months July 31, 2015, as applicable.

(l)	Represents the historical consolidated results of operations of GT Nexus for the 11 month period ended June 30, 2015, and the three months ended June 30, 2015, as applicable.

(m)	Represents the reclassification of certain of GT Nexus’ accounts in the statements of operations for the 11 months ended June 30, 2015, and the three-months June 30, 2015, as applicable in order to conform to similar account classifications in Infor’s statement of operations presentation, including reclassification of the following:

(1)	Represents the reclassification of GT Nexus’ subscription-based revenues to software license fees and subscriptions;

(2)	Represents the reclassification of GT Nexus’ professional services and transaction-based revenues to consulting services and other fees;

(3)	Represents the reclassification of GT Nexus’ cost of subscription-based revenues to cost of software license fees and subscriptions;

(4)	Represents the reclassification of GT Nexus’ cost of professional services and transaction-based revenues to cost of consulting services and other fees;

(5)	Represents the reclassification of GT Nexus’ amortization and depreciation costs reflected in cost of revenues, sales and marketing, research and development, and general and administrative expenses to amortization of intangible assets and depreciation;

(6)	Represents the reclassification of GT Nexus’ restructuring charges reflected in general and administrative expenses to restructuring costs; and

(7)	Represents the reclassification of GT Nexus’ merger and transaction related costs reflected in general and administrative expenses to acquisition-related and other costs.

(n)	Represents the net adjustment to amortization expense related to the change in fair value or new identifiable intangible assets acquired in the Acquisition. The pro forma amortization expense was calculated on a straight-line basis using the new intangible assets’ range of estimated useful lives of three to twelve years. The amounts allocated to the identifiable intangible assets and the estimated useful lives are based on preliminary fair value estimates under the guidance of ASC 805. The calculation of the net adjustment to amortization expense is as follows:

(in millions)	11 Months Ended April 30, 2015	Three Months Ended July 31, 2015
Amortization of GT Nexus' intangible assets	$36.5	$10.0
Less: GT Nexus' historic amortization of intangible assets	(7.7)	(2.1)

Net adjustment to amortization of intangible assets	$28.8	$7.9

(o)	Represents the net adjustment to interest expense related to the Senior Secured Notes offered in conjunction with the Acquisition and the repayment of GT Nexus’ existing debt, calculated as follows:

(in millions)	April 30, 2015	July 31, 2015
Interest expense on Infor's Senior Secured Notes (1)	$26.4	$7.2
Amortization of debt issuance costs and OID related to the Senior Secured Notes (2)	2.6	0.7
Less: GT Nexus historical interest expense, net	(0.4)	(0.1)

Net adjustment to interest expense	$28.6	$7.8

(1)	Represents the pro forma interest expense related to the Senior Secured Notes offered in conjunction with the Acquisition with a principal amount of $500.0 million, bearing a fixed interest rate of 5.750% per annum.

(2)	Represents the amortization of debt issuance costs and the original issue discount related to the Senior Secured Notes offered in conjunction with the Acquisition using the effective interest method for over a period of five years.

(p)	Represents the adjustment to income taxes to reflect the unaudited pro forma adjustments at a blended statutory tax rate of 39.0%.

(q)	Represents the 18.52% redeemable noncontrolling interests’ portion of the applicable periods’ results of operations associated with our acquisition of GT Nexus under the Rollover Agreement.

(r)	Represents Infor’s non-recurring expenses recorded in the period directly attributable to the Acquisition.